EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Vice President and Chief Financial Officer of First Republic Preferred Capital Corporation (the “Company”), hereby certifies on the date hereof pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2011	/s/ WILLIS H. NEWTON, JR.
	Name:	Willis H. Newton, Jr.
	Title:	Vice President and Chief Financial Officer